PURCHASE AND SALE AGREEMENT
                             AND ESCROW INSTRUCTIONS


         This Purchase and Sale Agreement and Escrow Instructions (the "Agreement") is made and entered into as of the Effective Date (defined below) by and between Bonanza Realty LLC, a Nevada limited liability company, as seller (hereinafter "Seller"), and Meta Housing Corporation, a California corporation, and/or assignee, as buyer (hereinafter "Buyer"), with reference to the following recitals of fact:

                                R E C I T A L S:
                                 - - - - - - - -

         A. WHEREAS, Seller is the owner in fee simple of certain real property and all improvements thereon, together with all easements, rights of way, privileges, appurtenances and other rights pertaining thereto and all fixtures attached or appurtenant thereto owned by Seller and located on or used in connection therewith (the "Property"), with such limitations as described below. The Property is more particularly described in Exhibit A attached hereto and incorporated herein by reference.

         B. WHEREAS, Buyer wishes to develop the Property (such improvements on the Property referred to herein as the "Project"), as such development shall be entitled and approved by the governmental authorities holding jurisdiction over the Property, and set forth in the site plan approved for the development of the Property (each unit set forth on such approved site plan, an "Approved Unit").

         C. WHEREAS, Seller desires to sell and Buyer desires to acquire from Seller the Property on the terms and subject to the conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. SALE OF PROPERTY.

1.1 Seller hereby agrees to sell and convey to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title, and interest in and to the Property on the terms and conditions contained herein.

2. PURCHASE PRICE FOR PROPERTY.

2.1 The total purchase price (the "Purchase Price") for the Property shall be Three Million Dollars ($3,000,000.00), which amounts shall be paid by Buyer to Seller as follows:

(a) Buyer shall deposit One Hundred Thousand Dollars ($100,000.00) (the "Initial Deposit") with Escrow Holder (as herein defined) within two (2) business days after the Effective Date, which amount shall be credited against the Purchase Price and released to Seller upon satisfaction of the conditions set forth in Sections 4.1 through 4.5, as described in Section 4.5. Buyer's deposit of the Initial Deposit with Escrow Holder shall constitute a condition precedent to the effectiveness of this Agreement and Buyer's right to enter the Property.

(b) Buyer shall deposit an additional One Hundred Thousand Dollars ($100,000.00) with Escrow Holder (as herein defined) upon satisfaction of the conditions set forth in Sections 4.1 through 4.5, as described in Section 4.5.

(c) Buyer shall deposit in Escrow (as hereinafter defined), in time to permit the close thereof, but in all events no later than two (2) days prior to the close thereof, the balance of the Purchase Price in cash or by wire transfer.

2.2 All deposits into Escrow made by Buyer prior to the Close of Escrow may be made by means of cash, or cashier's or certified check or wire transfer and shall be immediately available.

3.       ESCROW.

3.1 Within five (5) days after the Effective Date, Buyer and Seller shall open an escrow account (the "Escrow") with Chicago Title Insurance Company, located at 3980 Howard Hughes Parkway, Las Vegas, Nevada 89109 (Jay Pugh, tel (702) 951
5135), which is hereby designated as the escrow holder ("Escrow Holder") for the purpose of carrying out the terms of this Agreement. Escrow shall be deemed open on the date that Escrow Holder receives an executed copy of this Agreement.

3.2 This Agreement is hereby designated as escrow instructions duly signed by Buyer and Seller. Although Escrow Holder may require further written instructions executed by Buyer and Seller to clarify the duties and responsibilities of Escrow Holder, any such further instructions shall not modify or amend the provisions of this Agreement. Furthermore, in the event of any discrepancy between this Agreement and such further instructions, the provisions of this Agreement shall prevail.

3.3 For purposes of this Agreement, the "Close of Escrow" shall be the time and date upon which the Grant Deed conveying title to the Property to Buyer is recorded in the official records of Clark County, Nevada. The date of the close of escrow (the "Closing Date") shall be the date that is fifteen (15) days after the Due Diligence Deadline, provided that Buyer does not terminate this Agreement prior to such deadlines pursuant to the terms of this Agreement.

3.4 In the event that Escrow Holder is unable to comply with these instructions and close escrow by the Closing Date, then unless Escrow Holder has been advised in writing of the termination of this Agreement by either party, Escrow Holder shall continue to attempt to comply with these instructions and close Escrow as soon as possible thereafter. In no event shall the Close of Escrow occur unless all conditions precedent to said closing, as set forth herein, have been previously satisfied (or waived by the party to be affected thereby).

4. PRELIMINARY TITLE REPORT; INSPECTIONS; FINANCING.

4.1 Within five (5) business days after the Effective Date, Seller shall obtain and deliver to Buyer a preliminary title report for the Project, based on A.L.T.A. 1970 Form "B" from Chicago Title Insurance Company, 3980 Howard Hughes Parkway, Las Vegas, Nevada 89109 (Marcus Wilder, tel (702) 836 8054) (the "Title Company"), including all schedules and exhibits thereto, together with true and correct copies of all instruments giving rise to any exceptions to title to the Property (the "Preliminary Report"). Buyer shall, at Buyer's election, obtain a current A.L.T.A. survey (the "Survey") of the Property certified to Buyer and Title Company in form acceptable to Buyer, showing all roads, easements, boundaries, encroachments and permanent improvements. The cost of the Survey shall be borne by the Buyer. On or prior to the Due Diligence Deadline (as defined in Section 4.2 below), Buyer shall give notice (the "Title Notice") to Seller (with a copy to Escrow Holder) specifying any matters shown on the Preliminary Report or disclosed by the Survey which are disapproved by Buyer. Within ten (10) days of receipt of the Title Notice, Seller shall forthwith undertake, with due diligence, to eliminate such unacceptable exceptions and to cure any such matter disclosed by the Survey. If Seller fails or refuses to eliminate any such matters within such ten (10) day period, Buyer may elect within ten (10) days of receipt of Seller's response or deemed response to: (a) waive such disapproval(s) and to accept title to the Property subject to such defects in title; or (b) terminate this Agreement, which shall entitle Buyer to the refund and release provided in Section 5. Buyer's failure to disapprove any such item on or prior to the Due Diligence Deadline shall be deemed to constitute Buyer's approval thereof; provided, however, Buyer shall not disapprove any such items caused exclusively by Buyer. Approval by Buyer of any additional exceptions to title or survey disclosed after Buyer delivers (or is deemed to have delivered) the Title Notice shall be a condition precedent to Buyer's obligation to purchase the Property. In all events and regardless of whether Buyer disapproves such exceptions, on or before the Closing Date, Seller shall be obligated to discharge all monetary liens and encumbrances of liquidated amounts other than current, non-delinquent taxes which affect all or any portion of the Property.

4.2 Buyer, or its representatives, shall have the right to commence an inspection of the Property, including, without limitation, the adequacy of sanitary sewer, water, gas, electricity and all other utilities systems required by Buyer for the Property, adequate drainage of storm waters, soils studies and grading plans and conditions contained thereon, together with all other physical aspects of the Property ("Buyer's Due Diligence"). With respect to the Property, within ten (10) days after the Effective Date, Seller shall deliver to Buyer true and correct copies of (i) all permits and licenses pertaining to the Property; (ii) the last title insurance policy issued for the Property, including the legal description; (iii) the real property tax bills pertaining to the Property for the three (3) years prior to the date hereof; (iv) any environmental audits or studies of the Property in Seller's possession or control; and (v) any other studies, appraisals, and third party reports specific to the Property in Seller's possession or control, reasonably requested by Buyer (Buyer's review of the items (i) through (v) listed above shall constitute Buyer's Due Diligence). Buyer's Due Diligence may also include, at Buyer's option, a UCC Search and an engineering report of the Property to be ordered by Buyer at Buyer's expense. Seller and its agents and employees shall cooperate with Buyer and its representatives in connection with such inspections. Buyer, in its sole discretion, for any reason whatsoever, may disapprove the Property or any items inspected in the course of Buyer's Due Diligence, and Buyer's election to disapprove the Property or any such items shall be final. Upon such disapproval, Buyer may elect to terminate this Agreement in accordance with
Section 5 below. Buyer's failure to approve the Property or the operating statements, books and records or any remaining items of Buyer's Due Diligence, on or before that date which is ninety (90) days from the Effective Date (the "Due Diligence Deadline") shall be deemed to constitute Buyer's approval thereof; provided, however, that if and only if, by the Due Diligence Deadline, Buyer has been unable to obtain a valid preliminary reservation of state and/or federal low income housing tax credits from the Housing Division of the Department of Business & Industry of the State of Nevada, in such amount and on such terms as are acceptable to Buyer in its sole and absolute discretion.

4.3 Buyer may  undertake at Buyer's  expense an  investigation  to determine the environmental condition of the Property (the "Environmental Investigation"). Buyer shall require all third parties entering on to the Property at Buyer's direction to provide insurance, prior to such entry, naming Seller as an additional insured, unless Seller otherwise agrees in writing. Buyer shall indemnify, hold harmless, protect and defend Seller, Seller's employees and agents and the Property from and against any and all liabilities, liens, claims, damages, costs, expenses, suits or judgments (including reasonable attorneys' fees and costs) for labor or services performed or materials furnished to or for Buyer, or for personal injury or death or property damage arising out of entry upon the Property by Buyer or Buyer's agents, employees or contractors. Buyer's obligations under this Section 4.3 shall survive any termination of this Agreement, and the Close of Escrow and delivery of the Grant Deed to Buyer. The Environmental Investigation shall be completed on or prior to the Due Diligence Deadline and shall include the sampling of soil and such additional tests as Buyer may deem necessary to determine the environmental condition of the Property. If the Environmental Investigation identifies the existence of environmental conditions which are unacceptable to Buyer in its sole discretion, including, without limitation, the determination that the Property and subsurface soil thereunder contain irremediable solid waste or hazardous or toxic chemicals, whether or not such environmental conditions require corrective action as a matter of law, the Property is not in compliance with all federal, state and local environmental regulations, and/or such other environmental conditions unacceptable to Buyer (the "Environmental Conditions"), Buyer shall give notice to Seller specifying such Environmental Conditions which are disapproved by Buyer. Within ten (10) days of receipt of such notice from Buyer, Seller may elect to undertake, with due diligence to remedy the Environmental Conditions to the satisfaction of Buyer. If Seller fails or elects not to complete the task of remedying the Environmental Conditions prior to Buyer's satisfaction within such ten (10) day period, Buyer may elect to: (a) waive such disapproval(s) and to accept title to the Property subject to the Environmental Conditions; or (b) terminate this Agreement in accordance with the procedures set forth in Section 5 below. Buyer's failure to send notice to the Escrow Holder electing to waive such disapproval in writing shall constitute Buyer's election to terminate this Agreement. Buyer shall obtain Seller's approval, which may be withheld by Seller in its sole and absolute discretion, prior to Buyer's communication with any governmental agency, unless Buyer is obligated to undertake such communication by law; provided, however Buyer shall have the right to terminate this Agreement pursuant to Section 5 below if Seller fails to give any such approval. Notwithstanding the foregoing, in the event of the existence of Environmental Conditions, Buyer may terminate this Agreement in accordance with the provisions set forth in Section 5 below.

4.4 Buyer may undertake, at Buyer's expense, an investigation as to all entitlements, land use approvals, zoning, rezoning, conditional use permits, subdivision maps, site plan approvals, street vacations, lot tie agreements, permits, approvals or variances or the like (the "Entitlements") required for Buyer's intended use and enjoyment of the Property. The Close of Escrow and Buyer's obligation to purchase the Property pursuant to the terms of this Agreement are expressly conditioned upon Buyer's confirmation, on or prior to the Due Diligence Deadline, that Buyer will be able to obtain the Entitlements subject only to such conditions as Buyer may accept, in its sole discretion. In the event that Buyer is unable to confirm that it will be able to obtain the Entitlements or prior to the Due Diligence Deadline, Buyer may waive this contingency and elect to close Escrow, or elect to terminate this Agreement in accordance with Section 5 below. Buyer's failure to notify Escrow Holder on or prior to the expiration on or prior to the Due Diligence Deadline either of Buyer's receipt of an acceptable confirmation or Buyer's election to terminate this Agreement pursuant to this Section 4.4 shall be deemed to constitute Buyer's election to terminate this Agreement.

4.5 The Close of Escrow and Buyer's obligations to purchase the Property pursuant to the terms of this Agreement are expressly conditioned upon the satisfaction in Buyer's sole and absolute discretion, on or prior to the Due Diligence Deadline, of each of the following:

(a) Seller's receipt of an extension of one hundred eighty (180) days from the Las Vegas City Council of that certain Special Use Permit with respect to the Property which currently expires on or about November 1, 2004;

(b) Seller's application to the City of Las Vegas for permission to develop the Project in two (2) phases, which phases are approved by Buyer;

(c) Buyer's review and approval of a soils study for the Property to be prepared by a licensed third party soils engineer;

(d) Buyer's determination that adequate utilities for the Property, including, without limitation, sanitary sewer, water, and electricity, as well as adequate drainage of storm waters through existing storm drains or sheet draining, are available to the Property without the need of off-site improvements in connection with the development of the Property;

(e) Buyer's confirmation of the validity of zoning and conditional use permits issued by the City of Las Vegas for the development of a minimum of three hundred twenty six (326) senior dwelling units and twenty thousand (20,000) square feet of commercial space on the Property; and

(f) Seller's delivery to Buyer of evidence from the City of Las Vegas Building Department that it is prepared to issue immediately all necessary permits to construct a minimum of three hundred twenty six (326) senior dwelling units and twenty thousand (20,000) square feet of commercial space on the Property.

Upon the satisfaction, to be determined by Buyer in Buyer's sole and absolute discretion, of the required items as set forth in Sections 4.1 through 4.5, Escrow Holder shall release the Initial Deposit to Seller and shall deposit an additional One Hundred Thousand Dollars ($100,000) with Escrow Holder, which deposit shall be non-refundable. In the event any of the above (a) through (f) is not satisfied on or before the Due Diligence Deadline, Buyer may waive such contingency and elect to close Escrow, or elect to terminate this Agreement in accordance with Section 5 below. Buyer's failure to notify Escrow Holder on or prior to the expiration of the Due Diligence Deadline either of the satisfaction of (a) through (f) above or of Buyer's election to purchase the Property pursuant to the terms of this Agreement shall be deemed Buyer's election to waive such nonsatisfaction and purchase the Property.

4.6 Buyer's obligations to purchase the Property pursuant to the terms of this Agreement are expressly conditioned upon Buyer's receipt, prior to the Due Diligence Deadline, of (i) a binding loan commitment for a new first mortgage loan, on terms and conditions acceptable to Buyer, in its sole discretion; (ii) a valid preliminary reservation of state and/or federal low income housing tax credits from the Housing Division of the Department of Business & Industry of the State of Nevada, in such amount and on such terms as are acceptable to Buyer in its sole and absolute discretion; and (iii) binding commitments for such other debt and/or equity financing as may be required by Buyer, on such terms and conditions as may be acceptable to Buyer, in its sole and absolute discretion.

4.7 Seller agrees to use its commercially reasonable best efforts to obtain, on or prior to the Close of Escrow, a financing commitment (the "Commitment") from the Federal Housing Administration ("FHA") for the Property pursuant to Section 221(d)(4) of the National Housing Act in the amount of no less than Twenty Four Million Dollars ($24,000,000) and on such other terms and conditions as are requested by Buyer. If Seller obtains Commitment, (a) Seller shall assign the Commitment to Buyer if permitted by the FHA, provided that Buyer shall pay any fees imposed by FHA in connection with such assignment (the "FHA Fee"), (b) if this Agreement is not terminated pursuant to the terms of this Agreement, Buyer shall reimburse Seller at Close of Escrow for all reasonable expenses incurred as a direct result of securing such Commitment, but in no event shall such expenses, excluding the FHA Fee, exceed Fifty Thousand Dollars ($50,000). The satisfaction of this section 4.7 shall not be a condition precedent to Buyer's obligations under this Agreement.

5.       TERMINATION.

5.1 If Buyer elects to terminate this Agreement pursuant to any right set forth herein, Buyer shall send notice thereof to Escrow Holder. Upon receipt of such notice, or without such notice if this Agreement is otherwise deemed terminated by Buyer, Escrow Holder shall return all funds deposited by Buyer into Escrow, if any, together with accrued interest thereon, to Buyer, and return any documents held by Escrow Holder to the parties depositing same. Escrow cancellation charges, if any, shall be equally shared by Buyer and Seller. Upon return of such funds and documents by Escrow Holder, the parties hereto shall have no further rights or obligations under this Agreement, which shall be deemed cancelled for all purposes other than those provisions of this Agreement which, by their terms survive cancellation. In the event Buyer chooses to terminate this Agreement pursuant to Section 5 herein, Buyer shall thereafter provide to Seller copies of all studies, reports and materials obtained as a result of Buyer's Due Diligence to the extent Buyer owns the rights to such studies, reports and materials, and has the legal right to transfer them to Seller. Buyer shall provide such studies, reports and materials without representation or warranty of their accuracy or fitness for use.

6. DOCUMENTS AT CLOSING.

6.1 At the Close of Escrow, Seller shall deliver to Buyer the following documents:

(a) A grant deed, in form acceptable to Buyer, sufficient to convey the Property to Buyer in fee simple, subject only such exceptions to title as Buyer may approve pursuant to Section 4.1 (the "Grant Deed").

(b) All original licenses and permits pertaining to the Property, as available.

(c) An affidavit of Seller, sworn to under penalty of perjury, setting forth Seller's United States Tax Identification Number, and stating that Seller is not a foreign person and is a "United States person" as such term is defined in
Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(d) Such other documents and affidavits as may be required by Buyer or Title Company to complete the transaction pursuant to this Agreement.

6.2 A draft of the Grant Deed shall be delivered by Buyer to Seller for review and approval at least five (5) days prior to the Closing Date.

7.       DEFAULT.

7.1 IF SELLER SHALL BE IN COMPLIANCE WITH ALL OF ITS OBLIGATIONS HEREUNDER AND SHALL TENDER THE GRANT DEED AND ALL OTHER DOCUMENTS OR INSTRUMENTS REQUIRED BY THIS AGREEMENT, AND IS IN ALL OTHER RESPECTS IN FULL COMPLIANCE WITH ITS OBLIGATIONS HEREUNDER, AND IF BUYER SHOULD FAIL OR REFUSE TO CLOSE TITLE AS
REQUIRED BY THE TERMS OF THIS AGREEMENT, OR IF BUYER OTHERWISE DEFAULTS HEREUNDER SO THAT SELLER HAS THE RIGHT TO REFUSE TO CLOSE TITLE, THEN SELLER'S SOLE REMEDY SHALL BE TO (A) COLLECT ANY ATTORNEYS' FEES DUE PURSUANT TO SECTION
18.12 BELOW IN ENFORCING ANY RIGHT UNDER THIS AGREEMENT, INCLUDING ITS RIGHTS UNDER THIS SECTION 7, AND (B) RECOVER THE SUM OF $200,000 AS LIQUIDATED DAMAGES, WHICH AMOUNT IS THE BEST ESTIMATE BY THE PARTIES OF THE DAMAGES SELLER WOULD SUFFER FROM SUCH BREACH, IT BEING AGREED THAT IT IS EXTREMELY DIFFICULT, IF NOT IMPOSSIBLE, AND IMPRACTICABLE TO FIX THE EXACT AMOUNT OF DAMAGE WHICH WOULD BE INCURRED BY SELLER AS A RESULT OF SUCH DEFAULT BY BUYER. THEREUPON NEITHER PARTY TO THIS AGREEMENT SHALL HAVE ANY FURTHER RIGHTS, DUTIES OR OBLIGATIONS HEREUNDER.
                        /s/                                     /s/
                  --------------------                      --------------------
                  Seller's Initials                         Buyer's Initials

7.2 If Buyer shall be in compliance with all of its obligations hereunder and shall tender performance required by this Agreement, and is in all other respects in full compliance with its obligations hereunder, and if Seller shall fail or refuse to close title as required by the terms of this Agreement, or if Seller otherwise defaults hereunder, then Buyer shall have all rights and remedies provided to it by law or equity including, without limitation, the right to seek specific performance of Seller's obligations hereunder.

8. PRORATIONS; COSTS.

8.1 Escrow Holder, by charge or credit against the cash portion of the Purchase Price, shall prorate the following as of the Close of Escrow:

(a) Taxes. All current and non-delinquent real and personal property taxes or assessments covering the Property for the applicable year. If appropriate tax and assessment figures are not available for the current year, then the proration of taxes and assessments shall be based on the corresponding figures for the prior year. Notwithstanding the foregoing, the parties hereto agree to reprorate taxes as of the issuance of the tax and assessment figures for 2004. The parties hereto agree that this Section 8.1(a) shall survive the Close of Escrow.

(b) Utilities. Seller shall make its best efforts to terminate utilities as of the Close of Escrow and to commence service in Buyer's account from and after Close of Escrow. To the extent utility service cannot be so adjusted, utility charges shall be prorated as of the Close of Escrow. All security deposits of Seller for utilities, if assignable, shall be transferred by Seller to Buyer at the Close of Escrow, and Escrow Holder shall credit Seller with the amount of any such assigned security deposits.

8.2 Seller shall pay the cost of the Preliminary Report, the cost for an Owner's Extended Coverage Policy of Title Insurance in the amount of the Purchase Price and all documentary transfer taxes, and all recording fees. Buyer shall also pay all brokerage commissions to the Named Broker, as defined in Section 14 hereunder, such payment being pursuant to the terms and conditions of a separate written agreement by and between the Named Broker and the Buyer. Buyer and Seller shall equally share all escrow costs and fees.

9. POSSESSION; RISK OF LOSS; CONDEMNATION.

9.1 Except for any commercial tenants governed by month-to-month leases in existence prior to the Effective Date, Buyer shall be entitled to possession of the Property at the Close of Escrow, free from any other rights of occupancy created by Seller or any one claiming through Seller; provided, that Buyer shall not pursue any remedies against Seller for failure to deliver the Property free from rights of occupancy pursuant to this Section 9.1 unless Buyer has first determined that it has no viable claim associated therewith available to it under the Title Policy.

9.2 In the event of damage to or destruction of the Property prior to the Close of Escrow the cost of repair of which equals or exceeds One Hundred Thousand Dollars ($100,000.00), Buyer shall have the right, at its option, upon notice to Seller within fifteen (15) days of Seller's notice to Buyer of such damage or destruction, to terminate this Agreement in accordance with the provisions of
Section 5 hereof, or to proceed with the purchase in accordance with the terms of this Agreement. In the event Buyer elects to so proceed with the purchase contemplated hereby, Seller agrees to pay over to Buyer, at the Close of Escrow, any funds available from proceeds of insurance payable by reason of such damage or destruction and, additionally, any deductible amount. In the event of any damage or destruction to the Property prior to the Close of Escrow, Seller agrees promptly to notify Buyer of such damage or destruction and such notice shall be accompanied by a description of the nature and extent of insurance coverage applicable to such damage or destruction. Seller shall maintain its present policies of insurance in effect until the Close of Escrow. Buyer presently intends to obtain its own insurance on the Property prior to the Close of Escrow.

9.3 If, at any time prior to the Close of Escrow, the Property, or any part thereof, is taken by eminent domain, or if any preliminary steps in any taking by eminent domain of the Property or any part thereof occurs prior to the Close of Escrow, Buyer may, at its option, exercised within fifteen (15) days after written notice from Seller of such fact, terminate this Agreement in accordance with the provisions of Section 5 hereof. Seller shall notify Buyer in writing of any such taking by eminent domain and all steps preliminary thereto as soon as the same shall occur. In the event Buyer does not elect to terminate this Agreement under such circumstances, Buyer shall be entitled, at the Close of Escrow, to all proceeds received or to be received from any condemning authority, and Seller shall (i) pay to Buyer at closing all such proceeds received by Seller, and (ii) assign to Buyer all such proceeds to be thereafter received from any condemning authority, by instrument of assignment in form reasonably acceptable to counsel for Seller and Buyer.

10. AUTHORIZATION TO RECORD DOCUMENTS AND DISBURSE FUNDS.

10.1 Escrow Holder is hereby authorized to record and distribute the documents and disburse the funds called for hereunder, provided each of the following conditions have been met:

(a) Title Company is prepared to issue a Policy of Title Insurance, A.L.T.A. 1970 Form "B," with liability equal to the Purchase Price, containing such endorsements or affirmative coverage as Buyer or Buyer's lender may request, showing title to the Property vested in Buyer, or assignee, free of liens, encumbrances, easements, restrictions, rights and conditions of record or known to Seller, other than:

(i) real property taxes not then delinquent;

(ii) all covenants, conditions, restrictions, and public utility easements of record affecting title as shown in the Preliminary Report, except for such exceptions and other matters which Buyer shall have disapproved, which disapproval shall not have been subsequently waived in writing by Buyer; and

(iii) all matters disclosed by the Survey and not disapproved by Buyer.

(b) The approvals and conditions provided for in Section 4 above have been met.

(c) Seller shall have deposited the Grant Deed.

(d) Buyer and Seller shall have deposited in Escrow the funds and other documents provided for herein.

11. WARRANTIES AND REPRESENTATIONS OF SELLER.

11.1     Seller hereby warrants and represents to Buyer as follows:

(a) Seller is the fee owner of the Property, and at the Close of Escrow, Seller shall duly convey to Buyer fee simple title to the Property subject only to the liens and exceptions specifically described in this Agreement. The Property shall be vacant at the Close of Escrow, and subject to no tenancies or occupancy agreements of any kind created by Seller or any one claiming through Seller except as set forth in Section 9.1 above.

(b) All taxes and assessments against the Property due and payable on or before the Close of Escrow shall have been paid, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessments of any type of tax or deficiency against Seller as to the Property, nor have any actions, suits, proceedings, investigations or claims for additional taxes and assessments been asserted by any taxing authority. The copies of tax bills furnished by Seller to Buyer pursuant to Section 4.2 are true, correct and complete for the Property.

(c) To Seller's current, actual knowledge, there is no litigation, proceeding (zoning, condemnation, environmental or otherwise) or governmental investigation, pending or threatened against or relating to the Seller, the Property or the transaction contemplated by the Agreement, except for that certain action filed by Kenneth K. Williams against the City Council of the City of Las Vegas and Bonanza Realty, Inc. in Clark County District Court and being Case Number A 460607.

(d) Seller is not aware of any facts which prohibit it from closing this Agreement in accordance with the terms thereof.

(e) To Seller's current, actual knowledge, except as set forth in the following sentence, the Property is not in violation of any federal, state or local law, ordinance or regulation relating to industrial hygiene or to the environmental conditions on, under or about the Property including, but not limited to, soil and groundwater condition. To Seller's current, actual knowledge, except with respect to certain asbestos identified in an environmental audit delivered to Buyer, there are not now, nor has there previously been, any substances on, under, in or about the Property which are or were classified as "toxic", "hazardous materials", or "hazardous substances" under any local, state or federal law, rule, ordinance, regulation or order. To Seller's current, actual knowledge, there are no underground storage tanks located under the Property.

(f) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in any breach of the terms, conditions or constitute a default under any instrument or obligation to which Seller is now a party, or by which Seller may be bound or affected, or violate any order writ, injunction or decree of any court in any litigation to which Seller is a party.

(g) All requisite action (corporate, trust, partnership or otherwise) has been taken by Seller in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or agency or other party is required. This Agreement constitutes the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and general equitable principles.

(h) The individuals executing this Agreement and instruments referenced herein on behalf of Seller and the partners, officers or trustees of Seller, if any, have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of Seller.

(i) No "Bankruptcy/Dissolution Event (as defined below) has occurred with respect to Seller. As used herein, a "Bankruptcy/Dissolution Event" means any of the following: (i) the commencement of a case under Title 11 of the United
States Code, as not constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (ii) the appointment of a trustee or receiver for any property interest; (iii) an assignment for the benefit of creditors; (iv) an attachment, execution or other judicial seizure of a substantial property interest; (v) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or (vi) a dissolution or liquidation, death or incapacity.

11.2 For purposes of this Article 11, "Seller's current, actual knowledge" shall be deemed to be the actual knowledge (and not constructive knowledge) of Moshe Schnapp, Yossi Attia and/or Guy Ravid, without duty of investigation. All the representations, warranties and agreements set forth herein and elsewhere in this Agreement shall be true upon the execution of this Agreement, and shall be deemed to be repeated at and as of the Close of Escrow, and shall survive for a period of eighteen (18) months after the Close of Escrow.

11.3 Without limiting any of the rights of Buyer elsewhere provided for in this Agreement, it is agreed that the obligation of the Buyer to close Escrow under this Agreement is conditioned upon, and shall be subject to, the verification of Buyer of the material accuracy of all Seller's warranties and representations and the due compliance of Seller with all of its agreements set forth in this Agreement. If, on or before the Close of Escrow, Buyer, in its reasonable judgment, shall determine that any of Seller's representations or warranties are materially untrue or that Seller has not complied with any of said agreements, then Buyer may elect to terminate this Agreement in accordance with the procedure set forth in Section 5 above.

11.4 (a) THE SALE OF THE PROPERTY HEREUNDER IS AND WILL BE MADE ON AN "AS IS, WHERE IS" BASIS AND, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR ANY OTHER MATTER WHATSOEVER. BUYER ACKNOWLEDGES TO SELLER AND AGREES THAT, PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE DEADLINE, BUYER WILL HAVE HAD THE OPPORTUNITY TO FULLY INVESTIGATE ALL PHYSICAL AND ECONOMIC ASPECTS OF THE PROPERTY WHICH BUYER DEEMS NECESSARY OR DESIRABLE TO PROTECT ITS INTERESTS IN ACQUIRING THE PROPERTY, INCLUDING WITHOUT LIMITATION A REVIEW OF THE ENVIRONMENTAL AUDITS AND ASSESSMENTS, TOXIC REPORTS, SURVEYS, INVESTIGATION OF LAND USE AND DEVELOPMENT RIGHTS, DEVELOPMENT RESTRICTIONS AND CONDITIONS THAT ARE OR MAY BE IMPOSED BY GOVERNMENTAL AGENCIES, THE CONDITION OF TITLE AND UNDERLYING DOCUMENTS, SOILS, SEISMIC AND GEOLOGICAL REPORTS, AVAILABILITY AND ADEQUACY OF UTILITIES AND UTILITY CONNECTIONS, ACCESS TO PUBLIC STREETS, INFORMATION PROVIDED BY SELLER, NEIGHBORHOOD CONDITIONS SUCH AS THE PRESENCE OR LACK THEREOF OF STREET PARKING, CRIME, COMPETING FACILITIES, NOISE, ETC. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, IN ENTERING INTO THIS AGREEMENT, BUYER HAS NOT RELIED ON ANY REPRESENTATION, WARRANTY, PROMISE OR STATEMENT, EXPRESS OR IMPLIED, OF SELLER OR ANYONE ACTING FOR OR ON BEHALF OF SELLER, EXCEPT AS MAY EXPRESSLY BE SET FORTH IN THIS AGREEMENT OR ANY OTHER INSTRUMENT EXECUTED BY SELLER. EXCEPT WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES EXPRESSLY GIVEN BY SELLER IN THIS AGREEMENT OR IN ANY OTHER
INSTRUMENT EXECUTED BY SELLER, BUYER SHALL PURCHASE THE PROPERTY BASED ON BUYER'S OWN INVESTIGATIONS AND EXAMINATIONS OF THE PROPERTY (OR BUYER'S ELECTION NOT TO DO SO); AND THAT, AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER, BUYER IS PURCHASING THE PROPERTY IN ITS "AS IS" PHYSICAL, GEOLOGIC, SEISMIC, FINANCIAL AND ENVIRONMENTAL CONDITION WITH ALL FAULTS. EXCEPT AS MAY BE SET EXPRESSLY FORTH IN THIS AGREEMENT OR ANY OTHER INSTRUMENT EXECUTED BY SELLER, BUYER DOES HEREBY WAIVE, AND SELLER DOES HEREBY DISCLAIM, ALL WARRANTIES OF ANY TYPE OR KIND WHATSOEVER WITH RESPECT TO THE PROPERTY, WHETHER EXPRESS OR IMPLIED, INCLUDING, BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE. HOWEVER, AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, BUYER AND SELLER ACKNOWLEDGE THAT ANY WRITTEN DISCLOSURES MADE BY SELLER PRIOR TO THE CLOSE OF ESCROW SHALL CONSTITUTE NOTICE TO BUYER OF THE MATTER DISCLOSED, AND SELLER
SHALL HAVE NO FURTHER LIABILITY THEREAFTER WITH RESPECT TO THE MATTERS SO DISCLOSED IF BUYER THEREAFTER CONSUMMATES THE TRANSACTION CONTEMPLATED HEREBY.

(b) BUYER IS A SOPHISTICATED PURCHASER WHO IS FAMILIAR WITH THE OWNERSHIP AND OPERATION OF REAL ESTATE PROJECTS SIMILAR TO THE PROPERTY AND BUYER HAS OR WILL HAVE ADEQUATE OPPORTUNITY TO COMPLETE ALL PHYSICAL AND FINANCIAL EXAMINATIONS RELATING TO THE ACQUISITION OF THE PROPERTY HEREUNDER IT DEEMS NECESSARY, AND WILL ACQUIRE THE SAME SOLELY ON THE BASIS OF SUCH EXAMINATIONS, THE TITLE INSURANCE PROTECTION AFFORDED BY THE OWNER'S POLICY AND THE REPRESENTATIONS AND WARRANTIES EXPRESSLY MADE BY SELLER IN THIS AGREEMENT OR ANY OTHER INSTRUMENT EXECUTED BY SELLER, AND NOT ON ANY OTHER INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. CONDITIONED ON THE OCCURRENCE OF THE CLOSE OF ESCROW, AND EXPRESSLY EXCLUDING ANY PROPERTY CLAIMS (AS HEREINAFTER DEFINED) RELATING TO THE PRESENCE OF HAZARDOUS SUBSTANCES (AS HEREINAFTER DEFINED) IN, ON, UNDER OR ABOUT THE PROPERTY, BUYER WAIVES ITS RIGHT TO RECOVER FROM SELLER AND FROM SELLER'S RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS, ANY AND ALL DAMAGES, LOSSES, LIABILITIES, COSTS OR EXPENSES WHATSOEVER (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES AND COSTS) AND CLAIMS THEREFOR
(COLLECTIVELY, THE "PROPERTY CLAIMS"), WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, SINGLE OR RECURRING, WHICH MAY ARISE FROM OR BE RELATED TO ANY ASPECT OF THE PROPERTY OR BUYER'S PURCHASE THEREOF, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL CONDITION OF THE PROPERTY, ALL ASPECTS OF THE PROPERTY SET FORTH IN SECTION 11.4(A) ABOVE, AND THE PROPERTY'S COMPLIANCE OR LACK OF COMPLIANCE WITH ANY LAW OR REGULATION APPLICABLE THERETO (OTHER THAN FEDERAL, STATE OR LOCAL ENVIRONMENTAL LAWS), BUT EXPRESSLY EXCLUDING ANY PROPERTY CLAIMS RELATING TO THE PRESENCE OF ANY "HAZARDOUS SUBSTANCE" LOCATED IN, ON, UNDER OR ABOUT THE PROPERTY. FOR PURPOSES OF THIS AGREEMENT, THE TERM "HAZARDOUS SUBSTANCE" SHALL MEAN ANY HAZARDOUS OR TOXIC SUBSTANCE, MATERIAL OR WASTE THAT IS NOW OR IN THE FUTURE BECOMES REGULATED BY ANY LOCAL, STATE OR FEDERAL GOVERNMENTAL AUTHORITY, INCLUDING, WITHOUT LIMITATION, RADON, METHANE GAS, AND PETROLEUM OR PETROLEUM BY-PRODUCTS. BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW UNKNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED ON IN LIGHT OF THAT REALIZATION, AND BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT SELLER AND SELLER'S RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS FROM ANY SUCH UNKNOWN CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH MIGHT IN ANY WAY BE INCLUDED IN THE WAIVERS AND MATTERS RELEASED AS SET FORTH IN THIS SECTION 11. THE PROVISIONS OF THIS SECTION 11 ARE MATERIAL AND INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO SELLER BY BUYER IN EXCHANGE FOR SELLER'S PERFORMANCE HEREUNDER. SELLER AND BUYER HAVE EACH INITIALED THIS SECTION 11 TO FURTHER INDICATE THEIR AWARENESS AND ACCEPTANCE OF EACH AND EVERY PROVISION HEREOF.

                  BUYER'S INITIALS:  ___/s/___ SELLER'S INITIALS:  __/s/____

(c) THIS SECTION 11.4 SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT OR THE CLOSE OF ESCROW AND SHALL NOT BE DEEMED TO HAVE MERGED INTO ANY OF THE DOCUMENTS EXECUTED OR DELIVERED AT CLOSING. TO THE EXTENT REQUIRED TO BE OPERATIVE, THE DISCLAIMERS OR WARRANTIES CONTAINED HEREIN ARE "CONSPICUOUS" DISCLAIMERS FOR PURPOSES OF ANY APPLICABLE LAW, RULE REGULATION OR ORDER.

12. SELLER'S COVENANTS. Seller covenants that from the date of this Agreement:

(a) Seller will not permit or suffer any mechanics', materialmen's or other similar lien, claim, or notice of an intention to file same, to be filed or claimed against the Property by reason of any work, labor, materials, services or supplies furnished or purportedly furnished to or for the Seller in connection with the Property from and after the date hereof until the Close of Escrow, unless such lien, claim, or notice was filed as a result of the acts or omissions of Buyer.

(b) In the event a demand is made by a governmental authority prior to the Close of Escrow to cure any violation of any applicable law, statute, code, ordinance, regulation, rule or restriction pertaining to or affecting the Property or Seller's use and operation thereof, Seller shall either (i) cure such violation prior to the Close of Escrow, or (ii) give Buyer written notice thereof, which written notice shall indicate that Seller does not intend to cure such violation (the "Violation Notice"). Within ten (10) business days of receipt of the Violation Notice, Buyer may elect to acquire title to the Property subject to such violation or terminate this Agreement, which shall entitle Buyer to the release and return of funds contemplated by Section 5 above.

(c) At all times prior to the Close of Escrow, Buyer and its representatives shall have full access to the Property with the right to conduct tests and investigations (including, without limitation, boring holes and other intrusive tests and investigations, provided that Buyer shall repair or refill said holes and restore the Property to its prior condition if the Close of Escrow does not occur, which obligation of Buyer shall survive the Close of Escrow or termination of this Agreement pursuant to the terms hereof) on, under and about the Property as may be required by Buyer, and to all books, accounts, records, contracts and documents of, or relating to, the Property. Seller shall furnish or cause to be furnished to Buyer and its representatives all data and information concerning the Property requested by Buyer.

(d) Seller will maintain the Property in the same condition and state of repair as of the date hereof, subject to natural disasters or Buyer's acts or omissions.

(e) From and after the Effective Date through and including the Close of Escrow (or the earlier termination of this Agreement in accordance with its terms), Seller shall not enter into any lease, rental agreement or other occupancy agreement for all or any portion of the Property.

13. WARRANTIES AND REPRESENTATIONS OF BUYER. Buyer warrants and represents to Seller as follows:

(a) The execution and delivery of this Agreement and the consummation of the transaction contemplated hereby will not result in any breach of the terms, conditions of, or constitute a default under any instrument or obligation to which Buyer is bound, or violate any order, writ, injunction or decree of any court in any litigation to which Buyer is a party.

(b) Buyer is a valid, legal and duly formed corporation under the laws of the State of California, and the persons executing this Agreement and the documents at the Close of Escrow on behalf of Buyer, are and will be duly authorized so as to fully and legally bind Buyer.

(c) All requisite action (corporate, trust, partnership or otherwise) has been taken by Buyer in connection with entering into this Agreement, the instruments referenced herein, and the consummation of the transactions contemplated hereby. No consent of any partner, shareholder, creditor, investor, judicial or administrative body, governmental authority or agency or other party is required. This Agreement constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting the enforcement of creditors' rights and general equitable principles.

(d) No "Bankruptcy/Dissolution Event (as defined in Section 11.1(j)) has occurred with respect to Buyer.

(e) All the representations, warranties and agreements set forth herein and elsewhere in this Agreement shall be true upon the execution of this Agreement, and shall be deemed to be repeated at and as of the Close of Escrow and shall survive the Close of Escrow.

(f) Subject to the limitation set forth in Section 7.1 above, Buyer will indemnify and hold Seller harmless from any and all losses, damages, costs, liabilities and expenses, including without limitation reasonable attorneys' fees (and those fees incurred upon any appeals) incurred or suffered by Seller as a result of the breach by Buyer of any of the representations and warranties contained herein.

14. BROKER'S COMMISSION. Seller and Buyer each represent and warrant to the other that except for the Named Broker (as hereafter defined), neither has had any dealing with any person, firm, broker or finder in connection with the negotiation of this Agreement and/or the consummation of the purchase and sale contemplated hereby. Except as set forth herein, Buyer and Seller each do hereby indemnify and hold the other harmless from and against any costs, expenses or liabilities for compensation, commissions or charges which may be claimed by any other broker, finder or similar party by reason of any actions of the indemnifying party. The Named Broker for this transaction is Charles Dunn Company, Inc., for whose commissions Seller shall be solely responsible.

15. NOTICES.

15.1 All notices shall be given in writing by registered or certified mail, postage prepaid, or by Federal Express or similar courier, to the parties as follows:

         To Buyer:

                  Meta Housing Corporation
                  1516 Pontius Avenue, Suite 802
                  Los Angeles, California  90025
                  Telephone:        (310) 575-3543
                  Telecopy:         (310) 575-3563

         With a Copy to:

                  Bingham McCutchen LLP
                  355 South Grand Avenue, Suite 4400
                  Los Angeles, California 90071
                  Attention:  Lance Bocarsly, Esq.
                  Telephone:        (213) 229-8454
                  Telecopy:         (213) 229-8550

         To Seller:

                  Charles Dunn Company, Inc.
                  10877 Wilshire Blvd., Suite 1700
                  Los Angeles, CA 90024
                  Attention: Albert R. Shilton
                  Telephone: (310) 996-2238
                  Telecopy:   (310) 209-9018

         With a Copy to:

                  Donfeld, Kelley & Rollman
                  11845 W. Olympic Blvd., Suite 1245
                  Los Angeles, CA 90064
                  Telephone:       (310) 312-8080
                  Telecopy:       (310) 312-8014

15.2     Notices shall be considered given on the earlier of:

(a) receipt, if delivered by personal delivery, Federal Express or other courier to the addressee or to an officer of the addressee; or

(b) forty-eight (48) hours following deposit in the United States mail, postage prepaid, certified, return receipt requested; or

(c) receipt, if delivered by telecopy, provided that such telecopy shall be immediately followed by delivery of such notice pursuant to clause (a) or (b) above.

Any party may change the address to which such notices shall be given by written notice to the other party as provided herein.

16. LIMITATION OF LIABILITY. No present or future member, partner, director, officer, shareholder, employee, advisor, affiliate or agent of or in Buyer or Seller or any affiliate of Buyer or Seller shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or in connection with the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Buyer and Seller and their respective successors and assigns and, without limitation, all other persons and entities, shall look solely to Buyer's or Seller's, as the case may be, assets for the payment of any claim or for any performance, and Buyer and Seller each waive any and all such personal liability with respect to the other party hereto. The limitations of liability contained in this Paragraph shall survive the termination of this Agreement or the Closing Date, as applicable, and are in addition to, and not in limitation of, any limitation on liability applicable to Buyer or Seller provided elsewhere in this Agreement or by law or by any other contract, agreement or instrument.

17. SUCCESSORS AND ASSIGNS. Buyer may assign or transfer its rights or obligations under this Agreement. This Agreement and the terms and provisions hereof shall inure to the benefit of and shall be binding upon the successors and assigns of the parties.

18. MISCELLANEOUS PROVISIONS.

         18.1 Incorporation of Exhibits. All exhibits attached and referred to in this Agreement are hereby incorporated herein as fully set forth in (and shall be deemed to be a part of) this Agreement.

18.2 Entire Agreement. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters except the escrow agreement.

18.3 Non-Business Days. Whenever action must be taken (including the giving of notice or the delivery of documents) under this Agreement during a certain period of time (or by a particular date) that ends (or occurs) on a non-business day, then such period (or date) shall be extended until the immediately following business day. As used herein, "business day" means any day other than a Saturday, Sunday or federal or California state holiday.

18.4 Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

18.5 Interpretation. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other. Whenever the words "including", "include" or "includes" are used in this Agreement, they should be interpreted in a non-exclusive manner. The captions and headings of the Paragraphs of this Agreement are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Except as otherwise indicated, all Exhibit and Paragraph references in this Agreement shall be deemed to refer to the Exhibits and Paragraphs in this Agreement. Each party acknowledges and agrees that this Agreement (a) has been reviewed by it and its counsel; (b) is the product of negotiations between the parties, and (c) shall not be deemed prepared or drafted by any one party. In the event of a dispute between the parties concerning this Agreement, the parties agree that any ambiguity in the language of the Agreement is to not be resolved against Seller or Buyer, but shall be given a reasonable interpretation in accordance with the plain meaning of the terms of this Agreement and the intent of the parties as manifested hereby.

18.6 No Waiver. Waiver by one party of the performance of any covenant, condition or promise of the other party shall not invalidate this Agreement, nor shall it be deemed to be a waiver by such party of any other breach by such other party (whether preceding or succeeding and whether or not of the same or similar nature). No failure or delay by one party to exercise any right if may have by reason for the default of the other party shall operate as a waiver of default or modification of this Agreement or shall prevent the exercise of any right by such party while the other party continues to be so in default.

18.7 Third Party Beneficiaries. Except as otherwise expressly provided in this Agreement, Seller and Buyer do not intend by any provision of this Agreement to confer any right, remedy or benefit upon any third party (express or implied), and no third party shall be entitled to enforce or otherwise shall acquire any right, remedy or benefit by reason of any provision of this Agreement.

18.8 Amendments. This Agreement may be amended by written agreement of amendment executed by all parties, but not otherwise.

18.9 Survival. Unless otherwise expressly provided for in this Agreement, the representations, warranties, covenants and conditions of the parties set forth in this Agreement shall not survive the consummation of the transaction contemplated by this Agreement and the delivery and recordation of the Grant Deeds. Notwithstanding the foregoing all indemnification obligations in this Agreement shall survive the Closing.

18.10 Several Obligations. The obligations of Seller under this Agreement shall be several.

18.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all of which, when taken together, shall constitute one and the same instrument, with the same effect as if all of the parties to this Agreement had executed the same counterpart.

18.12 Attorney's Fees; Governing Law. The prevailing party in any action or proceeding between the parties hereto with respect to this Agreement and the transactions contemplated hereby shall be entitled to have and recover all costs, expenses and reasonable attorneys' fees incurred in connection therewith, including any such fees and costs incurred upon any appeals, whether or not such action or proceeding is prosecuted to judgment. This Agreement shall be interpreted in accordance with the laws of the State of Nevada.

18.13 Tax Reporting. Escrow Holder, as the party responsible for closing the transaction contemplated hereby within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended ("the Code"), shall file all necessary information, reports, returns, and statements (collectively, the "Reports") regarding the transaction required by the Code including, but not limited to, the reports required to indemnify and hold Buyer, Seller, and their respective agents, attorneys and brokers harmless from and against any and all claims, costs, liabilities, penalties, or expenses resulting from Escrow Holder's failure to file the reports Escrow Holder is required to file pursuant to this Section 18.13.

18.14 Section 1031 Exchange. Buyer acknowledges that Seller may sell the Property as part of a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended. Buyer agrees to cooperate with Seller, at no cost, expense, or liability to Buyer, in connection with any such exchange.

18.15  CLOSING SHALL BE 90 DAYS FROM THE OPENING OF ESCROW.

         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the last day and year indicated below (the "Effective Date"), provided that the Agreement is delivered by the party who last signs to the other party within 24 hours after the last date set forth below. If the Agreement is not so delivered, the Effective Date shall be the date of such delivery.

------------------------------------ -------------------------------------------
                                     "SELLER"


Date:   04/27/04                     Bonanza Realty LLC, a Nevada limited
       ----------------------------- liability company


                                     By:     Bonanza Realty, Inc., a Nevada
                                             corporation, its Managing Member


                                             By:  /s/ Moshe Schnapp
                                             ----------------------
                                             Name:Moshe Schnapp
                                             Its: Manager

------------------------------------ -------------------------------------------
                                     "BUYER"


Date:   04/27/04                      Meta Housing Corporation,
       -----------------------------  a California corporation


                                             By:/s/ John M. Husky
                                             Name:  John M. Husky
                                             Its: President
------------------------------------ -------------------------------------------



                            CONSENT OF ESCROW HOLDER

         The undersigned Escrow Holder agrees to (i) accept the foregoing Agreement, (ii) be escrow agent under the Agreement for the fees therein specified, and (iii) be bound by the Agreement in the performance of its duties as escrow agent; however, the undersigned will have no obligations, liability or responsibility under (i) this consent or otherwise, unless and until the Agreement, fully signed by the parties and has been delivered to the undersigned, or (ii) any amendment to the Agreement unless and until the amendment is accepted by the undersigned in writing.

------------------------------------ -------------------------------------------
Date:                                Chicago Title Insurance Company
       -----------------------------

                                              By:   __________________________
                                              Its:  __________________________

------------------------------------ -------------------------------------------


                                    Exhibit A

                                Legal Description

                           [to be provided by Seller]